UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 6, 2021

Revance Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36297	77-0551645
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
1222 Demonbreun Street, Suite 1001, Nashville, Tennessee, 37203
(Address, including zip code, of principal executive offices)

(615) 724-7755
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RVNC	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On April 6, 2021, Revance Therapeutics, Inc. (the “Company”) and Lyophilization Services of New England, Inc., a contract development and manufacturing services organization (“LSNE”), entered into a commercial supply agreement (the “Supply Agreement”) pursuant to which LSNE would serve as a non-exclusive manufacturer and supplier of our anticipated products currently under development (the “Products”).
The Supply Agreement provides the Company with an additional source of drug manufacturing to support clinical development and commercialization of the Products to potentially mitigate supply chain risk. Pursuant to the Supply Agreement, the Company will be responsible for an estimated $28 million in costs associated with the design, equipment procurement and validation and facilities-related costs, which would be paid in accordance with a payment schedule based on the completion of specified milestones.

The initial term of the Supply Agreement is dependent upon the date of regulatory submission for the applicable Product and may be sooner terminated by either party in accordance with the terms of the Supply Agreement. The term of the Supply Agreement may also be extended by mutual agreement of the parties. The Supply Agreement also sets forth, among other things, the Company purchase requirements, pricing and payment information, deliverables, timelines, milestones, payment schedules, manufacturing facility obligations and development of a drug manufacturing process. The parties would also enter into quality agreements and other supplements which detail the process and product specifications for the applicable Product.

The Supply Agreement also contains provisions relating to compliance with current good manufacturing practices and applicable laws and regulations, and to intellectual property, indemnification, confidentiality, representations and warranties, dispute resolution and other customary matters for an agreement of this kind.

The foregoing summary of the terms of the Supply Agreement does not purport to be complete and is qualified in its entirety by reference to the Supply Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2021, portions of which may be subject to confidential treatment.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth under Item 1.01 of this 8-K is incorporated herein by reference.

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 12, 2021	Revance Therapeutics, Inc.

		By:	/s/ Tobin C. Schilke
Tobin C. Schilke
Chief Financial Officer